Exhibit 23.2

LETTER OF CONSENT

We hereby consent to the reference to our report, as detailed below, in the annual report on form 20-F/A of XTL Biopharmaceuticals Ltd. (hereinafter: “XTL”) for the year ending December 31, 2016, dated March 30, 2017.

•	Impairment examination study of XTL’s intangible asset, dated March 31, 2016

/s/ BDO Ziv Haft Consulting and Management Ltd.

Tel Aviv, Israel
March 30, 2017